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                                                                    EXHIBIT 23.1



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, the 1997 Stock Plan, and the 1999 Employee Stock Purchase Plan of Symyx Technologies, Inc. of our report dated January 28, 2000, with respect to the financial statements schedule of Symyx Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP

Palo Alto, California

March 15, 2000